Exhibit 99.1

Airspan Networks Holdings Inc.

NYSE American has Commenced Delisting Proceedings in the MIMO WSC Warrants of Airspan Networks Holdings Inc.

BOCA RATON, Fla.--(BUSINESS WIRE)-- Airspan Networks Holdings Inc. (NYSE American: MIMO).

On January 4, 2023, NYSE American LLC (the “NYSE American”) provided a written notice to Airspan Networks Holdings Inc. (the “Company” or “Airspan”) that the NYSE American had halted trading in the Company’s warrants, each exercisable for one share of the Company’s common stock, ticker symbol MIMO WSC (the “Warrants”), on the NYSE American due to the low trading price of the Warrants. On January 6, 2023, the NYSE American provided written notice to the Company and publicly announced that NYSE Regulation has determined to commence proceedings to delist the Warrants and that the Warrants are no longer suitable for listing pursuant to Section 1001 of the NYSE American Company Guide due to the low trading price of the Warrants.

To effect the delisting, the NYSE American will apply to the Securities and Exchange Commission (the “SEC”) to delist the Warrants pending completion of applicable procedures. The Company does not intend to appeal the NYSE American’s determination. The Company’s common stock, ticker symbol MIMO, and three other series of warrants, ticker symbols MIMO WS, MIMO WSA, and MIMO WSB, will continue on the NYSE American.

As of January 9, 2023, the Warrants that previously traded on the NYSE American under the symbol MIMO WSC may be quoted and traded in the over-the-counter market under the new ticker symbol MIMOW.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services, projected financial performance, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Airspan’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, and Airspan’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the US Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and Airspan disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
mediarelations@airspan.com